Exhibit 99.1

USG Corporation
Consolidated Statements of Operations
(Unaudited, USD in millions, except share and per share data)

	Three months ended
	Dec. 31, 2011	Mar. 31, 2012	June 30, 2012	Sept. 30, 2012
Net sales	$726	$783	$798	$828
Cost of products sold	688	681	696	722
Gross profit	38	102	102	106
Selling and administrative expenses	76	76	74	74
Restructuring and long-lived asset impairment charges	5	2	—	3
Operating (loss) profit	(43)	24	28	29
Interest expense	53	52	52	50
Interest income	(1)	(1)	(1)	(1)
Loss on extinguishment of debt	—	—	41	—
Other expense (income), net	—	1	(2)	(1)
Loss from continuing operations before income taxes	(95)	(28)	(62)	(19)
Income tax expense (benefit)	5	1	(3)	11
Loss from continuing operations	(100)	(29)	(59)	(30)
Income from discontinued operations, net of tax	—	2	2	1
Net loss	$(100)	$(27)	$(57)	$(29)

Earnings per common share - basic:
Loss from continuing operations	$(0.95)	$(0.28)	$(0.55)	$(0.29)
Income from discontinued operations	—	0.02	0.02	0.01
Net loss	$(0.95)	$(0.26)	$(0.53)	$(0.28)

Earnings per common share - diluted:
Loss from continuing operations	$(0.95)	$(0.28)	$(0.55)	$(0.29)
Income from discontinued operations	—	0.02	0.02	0.01
Net loss	$(0.95)	$(0.26)	$(0.53)	$(0.28)

Average common shares	105,361,746	105,718,156	106,089,602	107,380,328
Average diluted common shares	105,361,746	105,718,156	106,089,602	107,380,328

Net sales from discontinued operations, operating profit from discontinued operations and income from discontinued operations before income taxes were as follows:

	Three months ended
	Dec. 31, 2011	Mar. 31, 2012	June 30, 2012	Sept. 30, 2012

Net sales from discontinued operations	$24	$29	$27	$27

Operating profit from discontinued operations	$—	$3	$3	$1

Income from discontinued operations before income taxes	$—	$3	$3	$1